Exhibit 99.2

VISTEON CORPORATION

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The unaudited pro forma financial information contained herein includes condensed consolidated statements of operations of Visteon for the three months ended March 31, 2015, and the year ended December 31, 2014, and the condensed consolidated balance sheet as of March 31, 2015. The unaudited condensed consolidated pro forma statements of operations illustrate the results of operations as if the sale of the Company’s approximately 70% ownership interest in Halla Visteon Climate Control Corporation (“HVCC”) had occurred on January 1, 2014. The following unaudited condensed consolidated pro forma balance sheet illustrates the financial position as of March 31, 2015, as if the sale of the Company’s approximately 70% ownership interest in HVCC had occurred on the balance sheet date.

Pro forma adjustments prepared as of June 15, 2015, are described in the accompanying notes to the unaudited pro forma financial information and are based on information available at the time of preparation and reflect certain assumptions that the Company believes are reasonable under the circumstances. Accordingly, the pro forma adjustments reflected in the unaudited condensed consolidated pro forma financial information are preliminary and subject to revision and the actual amounts ultimately reported could differ from these estimates. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Company’s sale of its approximately 70% ownership interest in HVCC been consummated on the dates indicated and should not be construed as being representative of the Company’s future results of operations or financial position. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company’s December 31, 2014 Form 10-K and March 31, 2015 Form 10-Q.

VISTEON CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

(Dollars in millions, except per share amounts)

	Three Months Ended March 31, 2015
	As Reported	Sale of HVCC			Pro Forma
Sales	$2,029	$ 1,214	(a	)	$815
Cost of sales	1,817	1,114	(a	)(b)	703

Gross margin	212	100			112
Selling, general and administrative expenses	96	39	(a	)(b)	57
Transformation and integration costs	14	3	(a	)	11
Interest expense, net	6	1	(a	)	5
Restructuring expense	4	1	(a	)	3
Equity in net income (loss) of non-consolidated affiliates	2	3	(a	)	(1)

Income before income taxes	94	59			35
Provision (benefit) for income taxes	1	(8)	(a	)	9

Net income from continuing operations	93	67			26
Loss from discontinued operations, net of tax	(23)	—			(23)

Net income	70	67			3
Net income attributable to non-controlling interests	20	15	(a	)	5

Net income (loss) attributable to Visteon Corporation	$50	$ 52			$(2)

Basic earnings (loss) per share:
Continuing operations	$1.64				$0.47
Discontinued operations	(0.51)				(0.52)

Basic earnings (loss) per share attributable to Visteon Corporation	$1.13				$(0.05)

Diluted earnings (loss) per share:
Continuing operations	$1.60				$0.46
Discontinued operations	(0.50)				(0.51)

Diluted earnings (loss) per share attributable to Visteon Corporation	$1.10				$(0.05)

See accompanying notes to the unaudited condensed consolidated pro forma financial statements.

VISTEON CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

(Dollars in millions, except per share amounts)

	Year Ended December 31, 2014
	As Reported	Sale of HVCC			Pro Forma
Sales	$7,509	$ 4,928	(a	)	$2,581
Cost of sales	6,711	4,470	(a	)(b)	2,241

Gross margin	798	458			340
Selling, general and administrative expenses	377	149	(a	)(b)	228
Restructuring expense	56	2	(a	)	54
Interest expense, net	28	7	(a	)	21
Loss on debt extinguishment	23	—			23
Equity in net income of non-consolidated affiliates	15	13	(a	)	2
Other expense, net	68	5	(a	)	63

Income (loss) before income taxes	261	308			(47)
Provision for income taxes	124	91	(a	)	33

Net income (loss) from continuing operations	137	217			(80)
Loss from discontinued operations, net of tax	(343)	—			(343)

Net (loss) income	(206)	217			(423)
Net income attributable to non-controlling interests	89	78	(a	)	11

Net (loss) income attributable to Visteon Corporation	$(295)	$ 139			$(434)

Basic (loss) earnings per share data:
Continuing operations	$0.70				$(2.25)
Discontinued operations	(7.14)				(7.23)

Basic loss per share attributable to Visteon Corporation	$(6.44)				$(9.48)

Diluted (loss) earnings per share data:
Continuing operations	$0.68				$(2.25)
Discontinued operations	(6.93)				(7.23)

Diluted loss per share attributable to Visteon Corporation	$(6.25)				$(9.48)

See accompanying notes to the unaudited condensed consolidated pro forma financial statements.

VISTEON CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

(Dollars in millions)

	March 31, 2015
	As Reported	Sale of HVCC			Other Adjustments			Pro Forma
ASSETS
Cash and equivalents	$907	$ 462	(c	)	$ 2,767	(d	)(h)	$3,212
Restricted cash	9	—						9
Accounts receivable, net	1,367	744	(c	)				623
Inventories, net	541	340	(c	)				201
Other current assets	428	137	(c	)				291

Total current assets	3,252	1,683			2,767			4,336

Property and equipment, net	1,365	1,047	(c	)				318
Intangible assets, net	393	241	(c	)				152
Investment in non-consolidated affiliates	166	69	(c	)				97
Other non-current assets	163	29	(c	)	376	(g	)(h)	510

Total assets	$5,339	$ 3,069			$ 3,143			$5,413

LIABILITIES AND EQUITY
Short-term debt, including current portion of long-term debt	$124	$ 98	(c	)	$ (3)	(h	)	$23
Accounts payable	1,257	762	(c	)				495
Accrued employee liabilities	152	60	(c	)	(2)	(d	)	90
Other current liabilities	396	123	(c	)	81	(f	)	354

Total current liabilities	1,929	1,043			76			962

Long-term debt	833	249	(c	)	(240)	(h	)	344
Employee benefits	528	73	(c	)	(5)	(d	)	450
Deferred tax liabilities	121	66	(c	)				55
Other non-current liabilities	105	35	(c	)	195	(g	)	265

Stockholders’ equity:
Total Visteon Corporation stockholders’ equity	883	—			2,297	(e	)	3,180
Non-controlling interests	940	783	(c	)				157

Total equity	1,823	783			2,297			3,337

Total liabilities and equity	$5,339	$ 2,249			$ 2,323			$5,413

See accompanying notes to the unaudited condensed consolidated pro forma financial statements.

VISTEON CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The unaudited condensed consolidated pro forma statements of operations illustrate the results of operations as if the sale of the Company’s approximately 70% ownership interest in HVCC had occurred on January 1, 2014. The unaudited condensed consolidated pro forma balance sheet illustrates the financial position as of March 31, 2015 as if the sale of the Company’s approximately 70% ownership interest in HVCC had occurred on the balance sheet date. The unaudited condensed consolidated pro forma financial information is for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Company’s sale of its 70% equity ownership interest in HVCC been consummated on the dates indicated and should not be construed as being representative of the Company’s future results of operations or financial position. The unaudited condensed consolidated pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company’s December 31, 2014 Annual Report on Form 10-K and March 31, 2015 Quarterly Report on Form 10-Q.

Pro forma adjustments were prepared as of June 15, 2015 based on information available at the time of preparation and reflect certain assumptions that the Company believes are reasonable under the circumstances. Accordingly, the pro forma adjustments are preliminary and subject to revision and the actual amounts ultimately reported could differ from these estimates. Additionally, pro forma adjustments to reflect the sale of HVCC were prepared on a consistent entity basis for all periods presented to reflect the results of operations and financial position of the HVCC business subject to the Share Purchase Agreement excluding the Electronics operations at Visteon Automotive Systems Inc. (“VASI”) (the “HVCC Business”). The Share Purchase Agreement provides that the parties will use commercially reasonable efforts to consummate a separation of the VASI Electronics business to facilitate a purchase by Visteon. The operating results of VASI Electronics are reported as continuing operations by Visteon in both “As Reported” and “Pro Forma” columns. VASI Electronics-related sales were $19 million and $66 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively while VASI Electronics-related operating assets were $25 million and $22 million as of March 31, 2015 and December 31, 2014, respectively.

The unaudited condensed consolidated pro forma statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 include the following adjustments:

(a)	Elimination of the operating results of the HVCC Business from the operating results as reported by Visteon. Amounts represent the unaudited combined statements of operations for the HVCC Business for the three months ended March 31, 2015 and the year ended December 31, 2014.

(b)	The operating results of the HVCC Business include amounts classified as cost of goods sold related to information technology services provided by Visteon and billed to the HVCC Business totaling $8 million and $32 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively. Additionally, the operating results of the HVCC Business include amounts classified as selling, general and administrative expenses related to administrative services including finance, legal, human resources, employee benefits administration, treasury, risk management, and other shared services, provided by Visteon and billed to the HVCC Business totaling $3 million and $10 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively.

The unaudited condensed consolidated pro forma balance sheet as of March 31, 2015 reflects the following adjustments:

(c)	Elimination of the assets and liabilities of the HVCC Business to be acquired by Hahn & Co. Auto Holdings Co., Ltd. and Hankook Tire Co., Ltd. (the “Purchasers”) as contemplated under a Share Purchase Agreement (the “Share Purchase Agreement”) entered on December 17, 2014. Amounts represent the unaudited combined balance sheet for the HVCC Business as of March 31, 2015, including impacts of previously eliminated intercompany accounts receivables and payables between the Company and the HVCC Business reclassified as external accounts receivables and payables.

(d)	Addition of estimated total proceeds to amounts reported by Visteon in connection with the Transaction contemplated under the Share Purchase Agreement. Gross proceeds are comprised of Korean Won (“KRW”) 3,070,640,000,000 (or approximately $2,737,975,925 based on the transaction close date spot rate of 1,121.5 KRW/USD) (the “KRW Portion”) and $750,000,000 (the “USD Portion”) in the aggregate. Gross proceeds include a dividend payment of KRW 72,478,400,054 (or approximately $67 million based on a spot rate of 1,082.7 KRW/USD) which Visteon received in April 2015.

A summary of the components of estimated net cash impact is provided as follows.

Estimated Net Cash Impact
(Dollars in Millions)
Transaction proceeds	$3,423
Dividend payment	67

Gross proceeds	3,490
Less:
Korean capital gain withholding taxes	(377)
Dividend withholding taxes	(7)
Securities transaction taxes	(17)

Net transaction proceeds	3,089
Less:
Repayment of term loan – Note (h)	(247)
Transaction-related costs	(75)

Estimated net cash impact	$2,767

Transaction-related costs include professional fees, employee related benefits and other contract related impacts. Transaction-related costs have been excluded from the unaudited condensed consolidated pro forma statements of operations as such expenses were incurred as if the sale had occurred on January 1, 2014.

(e)	Reflects the net impact on Visteon’s balance sheet attributable to the transactions contemplated under the Share Purchase Agreement, as follows:

March 31, 2015
(Dollars in Millions)
Net transaction proceeds – Note (d)	$3,089
Add:
Korean withholding tax – Note (d) (g)	377
Less:
Visteon investment in HVCC	(820)
U.S. income taxes	(195)
Transaction-related costs, net of accrued liabilities	(68)
Information technology separation and service obligations	(51)
VASI Electronics repurchase obligation	(30)
Loss on debt extinguishment – Note (h)	(5)

Total	$2,297

The Visteon investment in HVCC above is inclusive of net amounts due to/from the respective parties.

Anticipated U.S. income tax of $195 million represents the net amount of U.S. tax on the transactions contemplated under the Share Purchase Agreement after the utilization of available net operating loss carry-forwards, other tax attributes, and the Korean tax refund as described under (g) below. Estimated gains on the transactions contemplated under the Share Purchase Agreement are excluded from the unaudited condensed consolidated pro forma statements of operations as such amounts are non-recurring in nature.

In connection with the HVCC transaction, Visteon has agreed to provide certain information technology separation and services with estimated costs of approximately $51 million for HVCC to fully operate as an independent entity.

Pursuant to the agreement reached between the parties, Visteon is committed to repurchase the VASI Electronics operations for an estimated purchase price of $50 million, subsequent to legal entity de-merger proceedings and related regulatory approvals, anticipated in 2016. The difference between the net asset book value of approximately $20 million and purchase price of $50 million will be recorded as a repurchase obligation of $30 million.

(f)	The table below summarizes the adjustments to other current liabilities.

March 31, 2015
(Dollars in Millions)
VASI Electronics repurchase obligation – Note (e)	$30
Information technology separation and service obligations – Note (e)	51

$81

(g)	Addition of recoverable tax asset to amounts reported by Visteon for anticipated Korean withholding taxes of $377 million in connection with the transactions contemplated under the Share Purchase Agreement. Visteon believes it is more likely than not that such amount will be recovered over the subsequent one to five year period post-closing. The U.S. tax of $195 million has been reflected as long-term as it represents the estimated amount due to the U.S. government under the more likely than not assumption the Korean withholding taxes will be refunded one to five years post-closing.

(h)	Repayment of $246 million of term loan to reduce its principal to $350 million per the amendment and waiver to the April 9, 2014 Credit Agreement entered in March 2015. Loss on debt extinguishment of $5 million includes amounts previously classified as unamortized debt discount of $3 million, other non-current assets of $1 million, and additional fees of $1 million. The table below summarizes all related adjustments to the balance sheet.

March 31, 2015
(Dollars in Millions)
Cash	$(247)
Other non-current assets	(1)
Short-term debt, including current portion of long-term debt	(3)
Long-term debt	(240)
Total Visteon Corporation stockholders’ equity	(5)